Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Ascent Solar Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration on Fee
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(c)	1,013,595	$3.35565(3)	$3,401,270.06	0.0001102	$374.82
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share, issuable upon exercise of warrants with an exercise price of $5.30 per share	Rule 457(g)	1,415,095	$5.30	$7,500,003.50	0.0001102	$826.50
	Total Offerings Amounts					$10,901,273.56		$1,201.32
	Total Fee Offsets							N/A
	Net Fee Due							$1,201.32

(1)

Represents (i) 943,397 shares of common stock (the “Common Stock”) of Ascent Solar Technologies, Inc. issued and outstanding for resale by the selling stockholder and (ii) warrants (the “Warrants”) exercisable for up to an additional 1,415,095 upon exercise, at an exercise price of $5.30, that may be offered for resale by the selling stockholders pursuant to the prospectus to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, dividends or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

(2)	This registration statement registers the resale of up to 2,358,492 shares of Common Stock of the Registrant
(3)

This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock on October 11, 2022, as reported on the Nasdaq Capital Market.